SELIGMAN GROUP OF MUTUAL FUNDS

Plan for Multiple Classes of Shares

THIS PLAN, as it may be amended from time to time, sets forth the separate arrangement and expense allocation of each class of shares (a “Class”) of each registered open-end management investment company, or series thereof, in the Seligman Group of Mutual Funds that offers six classes of shares (each, a “Fund”). The Plan has been adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the “1940 Act”), by a majority of the Board of Directors or Trustees, as applicable (“Directors”), of each Fund listed on Schedule I hereto, including a majority of the Directors who are not interested persons of such Fund within the meaning of Section 2(a)(19) of the Act (“Disinterested Directors”). Any material amendment to this Plan is subject to the prior approval of the Board of Directors of each Fund to which it relates, including a majority of the Disinterested Directors.

1.	General

A.	Any Fund may issue more than one Class of voting stock, provided that each Class:

i.	Shall have a different arrangement for shareholder services or he distribution of securities or both, and shall pay all of the expenses of that arrangement;

ii.	May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes of the same Fund (“Class Level Expenses”);

iii.	May pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract of the Fund to the different investment performance of each Class;

iv.	Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

v.	Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

vi.	Shall have in all other respects the same rights and obligations as each other Class of the Fund.

B.	i. Except as expressly contemplated by this paragraph B., no types or categories of expenses shall be designated Class Level Expenses.

ii.	The Directors recognize that the types of investors to whom Class I shares may be offered and sold generally require shareholder services of a different kind and degree than investors to whom each Fund’s other Classes are offered and sold, and that it is therefore appropriate for the costs of Seligman Data Corp. (“SDC”), each Fund’s shareholder servicing agent, to be allocated to Class I shares on a different basis than to each Fund’s other Classes. Therefore, consistent with paragraph 1.A.ii, SDC expenses may be treated as a Class Level Expense. The allocation of SDC expenses to Class I shares of each Fund and to each Fund’s other Classes (the “Retail Classes”) shall be made in accordance with allocation methodology approved by the Directors.

iii.	The costs of printing prospectuses for Class I shares shall be treated as a Class Level Expense of such Class. The costs of printing prospectuses for the Retail Classes shall be allocated among the Retail Classes in accordance with paragraph C.ii.a. or C.ii.b., as appropriate.

iv.	So long as no state charges a registration fee for Class I shares, Class I shares shall not bear any costs of state registration and the entire cost of state registration fees shall be allocated among the Retail Classes in accordance with paragraph C.ii.a. or C.ii.b., as appropriate. If any state charges a registration fee for Class I shares, then such state registration fees for the Class I shares payable to such state shall be borne solely by Class I shares.

v.	Directors recognize that certain expenses arising in certain sorts of unusual situations are properly attributable solely to one Class and therefore should be borne by that Class. These expenses (“Special Expenses”) may include, for example: (i) the costs of preparing a proxy statement for, and holding, a special meeting of shareholders to vote on a matter affecting only one Class; (ii) the costs of holding a special meeting of Directors to consider such a matter; (iii) the costs of preparing a special report relating exclusively to shareholders of one Class; and (iv) the costs of litigation affecting one Class exclusively. J. & W. Seligman & Co. Incorporated (the “Manager”) shall be responsible for identifying expenses that are potential Special Expenses.

vi.	Subject to clause vii. below, any Special Expense identified by the Manager shall be treated as a Class Level Expense.

vii.	Any Special Expense identified by the Manager that is material to the Class in respect of which it is incurred shall be submitted by the Manager to the Directors of the relevant Fund on a case by case basis with a recommendation by the Manager as to whether it should be treated as a Class Level Expense. If approved by the Directors, such Special Expense shall be treated as a Class Level Expense of the affected class.

C.	i. Realized and unrealized capital gains and losses of a Fund shall be allocated to each class of that Fund on the basis of the aggregate net asset value of all outstanding shares (“Record Shares”) of the Class in relation to the aggregate net asset value of Record Shares of the Fund.

ii.	Income and expenses of a Fund not charged directly to a particular Class or allocated in accordance with paragraphs B.ii., B.iii., or B.iv. above shall be allocated to each Class of that Fund on the following basis:

a.	For periodic dividend funds, on the basis of the aggregate net asset value of Record Shares of each Class in relation to the aggregate net asset value of Record Shares of the Fund.

b.	For daily dividend funds, on the basis of the aggregate net asset value of Settled Shares of each Class in relation to the aggregate net asset value of Settled Shares of the Fund. “Settled Shares” means Record Shares minus the number of shares of that Class or Fund that have been issued but for which payment has not cleared and plus the number of shares of that Class or Fund which have been redeemed but for which payment has not yet been issued.

D.	On an ongoing basis, the Directors, pursuant to their fiduciary responsibilities under the Act and otherwise, will monitor each Fund for the existence of any material conflicts among the interests of its several Classes. The Directors, including a majority of the Disinterested Directors, shall take such action as is reasonably necessary to eliminate any such conflicts that may develop. The Manager and Seligman Advisors, Inc. (the “Distributor”) will be responsible for reporting any potential or existing conflicts to the Directors. If a conflict arises, the Manager and the Distributor will be responsible at their own expense for remedying such conflict by appropriate steps up to and including separating the classes in conflict by establishing a new registered management company to operate one of the classes.

E.	The plan of each Fund adopted pursuant to Rule 12b-1 under the Act (the “Rule 12b-1 Plan”) provides that the Directors will receive quarterly and annual statements complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. To the extent that the Rule 12b-1 Plan in respect of a specific Class is a reimbursement plan, then only distribution expenditures properly attributable to the sale of shares of that Class will be used in the statements to support the Rule 12b-1 fee charged to shareholders of such Class. In such cases expenditures not related to the sale of a specific Class will not be presented to the Directors to support Rule 12b-1 fees charged to shareholders of such Class. The statements, including the allocations upon which they are based, will be subject to the review of the Disinterested Directors.

F.	Dividends paid by a Fund with respect to each Class, to the extent any dividends are paid, will be calculated in the same manner, at the same time and on the same day and will be in the same amount, except that fee payments made under the Rule 12b-1 Plan relating to the Classes will be borne exclusively by each Class and except that any Class Level Expenses shall be borne by the applicable Class.

G.	The Directors of each Fund hereby instruct such Fund’s independent auditors to review expense allocations each year as part of their regular audit process, to inform the Directors and the Manager of any irregularities detected and, if specifically requested by the Directors, to prepare a written report thereon. In addition, if any Special Expense is incurred by a Fund and is classified as a Class Level Expense in the manner contemplated by paragraph B. above, the independent auditors for such Fund, in addition to reviewing such allocation, are hereby instructed to report thereon to the Audit Committee of the relevant Fund and to the Manager. The Manager will be responsible for taking such steps as are necessary to remedy any irregularities so detected, and will do so at its own expense to the extent such irregularities should reasonably have been detected and prevented by the Manager in the performance of its services to the Fund.

2.	Specific Arrangements for Each Class

The following arrangements regarding shareholder services, expense allocation and other indicated matters shall be in effect with respect to the Class A shares, Class B shares, Class C shares, Class D shares, Class I shares and Class R shares of each Fund. The following descriptions are qualified by reference to the more detailed description of such arrangements set forth in the prospectus and statement of additional information relating to each Fund, as the same may from time to time be amended or supplemented (collectively for each Fund, the “Relevant Prospectus”), provided that no Relevant Prospectus may modify the provisions of this Plan applicable to Rule 12b-1 fees or Class Level Expenses.

A.	Class A Shares

i.	Class A shares are subject to an initial sales charge which varies with the size of the purchase, to a maximum of 4.75% of the public offering price. Reduced sales charges and contingent deferred sales charges (“CDSC”) shall apply in certain circumstances. Class A shares of Seligman Cash Management Fund, Inc. shall not be subject to an initial sales charge.

ii.	Class A shares shall be subject to a Rule 12b-1 service fee of up to 0.25% per annum of average daily net assets.

iii.	Special Expenses attributable to the Class A shares, except those determined by the Directors not to be Class Level Expenses of the Class A shares in accordance with paragraph 1.B.vii., shall be Class Level Expenses and attributed solely to the Class A shares. Except as provided in paragraphs 1.B.ii., 1.B.iii., and 1.B.iv., no other expenses shall be treated as Class Level Expenses of the Class A shares.

iv.	The Class A shares shall be entitled to the shareholder services, including exchange privileges, described in the Relevant Prospectus.

B.	Class B Shares

i.	Class B shares are sold without an initial sales charge but are subject to a CDSC in certain cases. The CDSC in respect of any Class B share, if applicable, will be in the following amount (as a percentage of the current net asset value or the original purchase price, whichever is less) if the redemption occurs within the indicated number of years of issuance of such share:

Years since issuance	CDSC
less than one	5%
one but less than two	4%
two but less than four	3%
four but less than five	2%
five but less than six	1%
six or more	0%

ii.	Class B shares shall be subject to a Rule 12b-1 fee of up to 1.00% per annum of average daily net assets, consisting of an asset-based distribution fee of up to 0.75% and a service fee of up to 0.25%.

iii.	Each Class B share shall automatically convert to a Class A share on the last day of the month which precedes the eighth anniversary of its date of issue occurs.

iv.	Special Expenses attributable to the Class B shares, except those determined by the Directors not to be Class Level Expenses of the Class B shares in accordance with paragraph 1.B.vii., shall be Class Level Expenses and attributed solely to the Class B shares. Except as provided in paragraphs 1.B.ii., 1.B.iii., and 1.B.iv., no other expenses shall be treated as Class Level Expenses of the Class B shares.

v.	The Class B shares shall be entitled to the shareholder services, including exchange privileges, described in the Relevant Prospectus.

C.	Class C Shares

i.	Class C shares are subject to an initial sales charge which varies with the size of the purchase, to a maximum of 1.00% of the public offering price, and a CDSC of 1% of the lesser of the current net asset value or the original purchase price in certain cases if the shares are redeemed within eighteen months of purchase. Reduced sales charges shall apply in certain circumstances. Class C shares of Seligman Cash Management Fund, Inc. shall not be subject to an initial sales charge.

ii.	Class C shares shall be subject to a Rule 12b-1 fee of up to 1.00% per annum of average daily net assets, consisting of an asset-based distribution fee of up to 0.75% and a service fee of up to 0.25%.

iii.	Special Expenses attributable to the Class C shares, except those determined by the Directors not to be Class Level Expenses of the Class C shares in accordance with paragraph 1.B.vii., shall be Class Level Expenses and attributed solely to the Class C shares. Except as provided in paragraphs 1.B.ii., 1.B.iii., and 1.B.iv., no other expenses shall be treated as Class Level Expenses of the Class C shares.

iv.	The Class C shares shall be entitled to the shareholder services, including exchange privileges, described in the Relevant Prospectus.

D.	Class D Shares

i.	Class D shares are sold without an initial sales charge but are subject to a CDSC of 1% of the lesser of the current net asset value or the original purchase price in certain cases if the shares are redeemed within one year.

ii.	Class D shares shall be subject to a Rule 12b-1 fee of up to 1.00% per annum of average daily net assets, consisting of an asset-based distribution fee of up to 0.75% and a service fee of up to 0.25%.

iii.	Special Expenses attributable to the Class D shares, except those determined by the Directors not to be Class Level Expenses of the Class D shares in accordance with paragraph 1.B.vii., shall be Class Level Expenses and attributed solely to the Class D shares. Except as provided in paragraphs 1.B.ii., 1.B.iii., and 1.B.iv., no other expenses shall be treated as Class Level Expenses of the Class D shares.

iv.	The Class D shares shall be entitled to the shareholder services, including exchange privileges, described in the Relevant Prospectus.

E.	Class I Shares

i.	Class I shares are sold without an initial sales charge and without a CDSC.

ii.	Class I shares are not subject to any Rule 12b-1 fee.

iii.	Special Expenses attributable to the Class I shares, except those determined by the Directors not to be Class Level Expenses of the Class I shares in accordance with paragraph 1.B.vii., shall be Class Level Expenses and attributed solely to the Class I shares. Except as provided in paragraphs 1.B.ii., 1.B.iii., and 1.B.iv., no other expenses shall be treated as Class Level Expenses of the Class I shares.

iv.	The Class I shares shall be entitled to the shareholder services, including exchange privileges, described in the Relevant Prospectus.

F.	Class R Shares

i.	Class R shares are sold without an initial sales charge but are subject to a CDSC of 1% of the lesser of the current net asset value or the original purchase price in certain cases if the shares are redeemed within one year of purchase.

ii.	Class R shares shall be subject to a Rule 12b-1 fee of up to 0.50% per annum of average daily net assets, consisting of an asset-based distribution fee of up to 0.25% and a service fee of up to 0.25%.

iii.	Special Expenses attributable to the Class R shares, except those determined by the Directors not to be Class Level Expenses of the

Class R shares in accordance with paragraph 1.B.vii., shall be Class Level Expenses and attributed solely to the Class R shares. Except as provided in paragraphs 1.B.ii., 1.B.iii., and 1.B.iv., no other expenses shall be treated as Class Level Expenses of the Class R shares.

iv.	The Class R shares shall be entitled to the shareholder services, including exchange privileges, described in the Relevant Prospectus.

Amended as of March 15, 2007

Schedule I

Seligman Capital Fund, Inc.

Seligman Cash Management Fund, Inc.

Seligman Common Stock, Inc.

Seligman Communications and Information Fund, Inc.

Seligman Core Fixed Income Fund, Inc.

Seligman Frontier Fund, Inc.

Seligman Emerging Markets Fund

Seligman Global Growth Fund

Seligman Global Smaller Companies Fund

Seligman Growth Fund, Inc.

Seligman High-Yield Fund

Seligman Income and Growth Fund, Inc.

Seligman International Growth Fund

Seligman LaSalle Real Estate Fund Series, Inc.

Seligman TargetHorizon ETF Portfolios, Inc.

Seligman Value Fund Series, Inc.